UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    September 17, 2004

Anchor BanCorp Wisconsin Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	000-20006	39-1726871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 West Main Street, Madison, Wisconsin		53703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (608) 252-8700

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.14d-2(b))

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On September 17, 2004 the Board of Directors of AnchorBank, fsb, (the “Bank”) a wholly owned subsidiary of Anchor BanCorp Wisconsin Inc. (the “Corporation”), entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist for Affirmative Relief with the Office of Thrift Supervision (“OTS”) and the OTS issued a Consent Order to Cease and Desist for Affirmative Relief (“Consent Order”), copies of which are attached hereto as Exhibits 99.2 and 99.3, respectively.  Under the Consent Order, the Bank’s board of directors agreed, among other things, to take a broad range of actions with respect to the review and conduct of its compliance activities under the Bank Secrecy Act.  On September 17, 2004, the Corporation issued a press release with respect to the foregoing matters, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           The following exhibits are included with this Report:

Exhibit No.	Description

99.1	Press Release of Anchor BanCorp Wisconsin, Inc., dated September 17, 2004

99.2	Stipulation and Consent to the Issuance of an Order to Cease and Desist for Affirmative Relief with the Office of Thrift Supervision, dated September 17, 2004

99.3	Consent Order to Cease and Desist for Affirmative Relief, dated September 17, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANCHOR BANCORP WISCONSIN INC.

By:	/s/ Michael W. Helser
Name: Michael W. Helser
Title: Executive Vice President and Chief Financial Officer

Date:  September 17, 2004